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                                                                   EXHIBIT 23.02


                         CONSENT OF INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to Options and purchase rights issued under the Aperio, Inc. 1998 Incentive and Nonqualified Stock Option Plan and assumed by the Registrant in connection with its acquisition of Aperio and stock option agreements entered into outside of the Broadbase 1999 Equity Incentive Plan, of our report dated January 11, 2000, with respect to the consolidated financial statements and schedule of Broadbase Software, Inc. included in its Annual report (Form 10-K) for the year ended December 31, 1999.


                                        /s/ Ernst & Young LLP

San Jose, California
June 23, 2000